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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 20, 2000


                                COHO ENERGY, INC.
                            (Exact name of registrant
                          as specified in its charter)


           TEXAS                          0-22576                 75-2488635
(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)


               14785 PRESTON ROAD, SUITE 860, DALLAS, TEXAS 75240
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (972) 774-8300


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On March 31, 2000, the plan of reorganization of Coho Energy, Inc. (the "Company") and certain of its subsidiaries became effective (the "Effective Date"). Under the plan of reorganization, the holders of the Company's 8 7/8 % Senior Subordinated Notes due 2007 (the "Old Notes") received approximately 96% of the new common stock of the Company in exchange for their claims in the bankruptcy, which claims included the Old Notes and amounted to approximately $162 million. The principal holders of Old Notes and the approximate percentage of new common stock now beneficially held by each of them is set forth in the table below:


Name of Holder                                         % of New Common Stock
Appaloosa Management, L.P.                             29.8
Oaktree Capital Management, LLC                        25.6
PPM America, Inc.                                      32.8

         Under a standby loan entered into by the Company pursuant to the terms of the plan of reorganization, an additional 14.4% of new common stock of the Company will be issued to the standby lenders. This issuance will dilute the percentage ownership of the persons listed above, some of whom are also standby lenders.

         All of the members of the former board of directors of the Company ceased to serve as directors on March 31, 2000, as of 11:59 PM. Our former board of directors consisted of the following people: Jeffrey Clarke, Louis Crane, Alan Edgar, Kenneth Lambert, Douglas Martin, and Jake Taylor.

         Under the terms of the plan of reorganization, the new board of directors will consist of seven members. Six of these members have been named under the terms of the plan of reorganization: Michael McGovern, James E. Bolin, Eugene L. Davis, Ronald Goldstein, John G. Graham, and Michael Salvati. The Company does not yet know the identity of the remaining board member to be named under the terms of the plan of reorganization.

         Jeffrey Clarke also resigned as President and Chief Executive Officer as of the Effective Date. Michael McGovern has been named as the new President and Chief Executive Officer.

         A press release of the Company describing its emergence from bankruptcy is attached hereto as Exhibit 99.2.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On March 20, 2000, the plan of reorganization of the Company and certain of its subsidiaries was confirmed by the U.S. Bankruptcy Court for the Northern District of Texas. A press release of the Company describing this event is attached hereto as Exhibit 99.1. With the exception of a copy


                                       -2-



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of the confirmed plan of reorganization, the information required under this
Item 3 has been previously reported in the Company's Amendment No. 1 to Registration Statement on Form S-1, dated March 24, 2000, file number 333-96331. A copy of the plan of reorganization as confirmed is attached hereto as Exhibit 2.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (c)       EXHIBITS

        2.1 Findings of Fact, Conclusions of Law and Order Confirming Debtors' First Amended and Restated Chapter 11 Plan of Reorganization as filed with the U.S. Bankruptcy Court for the Northern District of Texas on March 20, 2000.

       99.1       Coho Energy, Inc. Press Release dated March 21, 2000.

       99.2       Coho Energy, Inc. Press Release dated March 31, 2000.


                                       -3-


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            COHO ENERGY, INC.


Date: April 6, 2000                         By: /s/ MICHAEL MCGOVERN
                                                --------------------------------
                                                    Michael McGovern
                                                    President and
                                                    Chief Executive Officer


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                                  EXHIBIT INDEX



   EXHIBIT NUMBER                           DESCRIPTION
   --------------                           -----------
        2.1              Findings of Fact, Conclusions of Law and Order Confirming
                         Debtors' First Amended and Restated Chapter 11 Plan of
                         Reorganization as filed with the U.S. Bankruptcy Court for the
                         Northern District of Texas on March 20, 2000.

       99.1              Coho Energy, Inc. Press Release dated March 21, 2000.

       99.2              Coho Energy, Inc. Press Release dated March 31, 2000.